Exhibit
Sub-Item 77O

Rule 10f-3 Transactions

ADVANTAGE FUNDS, INC.
DREYFUS MIDCAP VALUE FUND

On July 10, 2009, Dreyfus Midcap Value Fund, a series of Advantage Funds, Inc. (the "Fund") purchased $79,720 worth of shares of common stock of Kennametal, Inc. (Ticker Symbol: KMT; CUSIP #489170105) (the "common stock") at an initial public offering price of $15.75 per share. The common stock was purchased from J.P. Morgan and Merrill Lynch, the lead members of the underwriting syndicate offering the common stock, and was traded through J.P. Morgan. BNY Mellon Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The commission/spread received by the primary underwriters was 0.40%. No other member received any economic benefit. The following is a list of the syndicate's primary members:

J.P. Morgan
Merrill Lynch & Co.
KeyBanc Capital Markets
PNC Capital Markets LLC
ABN AMRO Incorporated
Mitsubishi UFJ Securities
BNY Mellon Capital Markets, LLC
Comerica Securities
Mizuho Securities USA Inc.

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures at the Fund's Board meeting held on December 1, 2009.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Midcap Value Fund
2. Anticipated Purchase Date: 7/10/09
3. Total Net Assets of Account/Fund: 690,911,948.41
4. Type and Description of Security to be Purchased: Kennametal, Inc. (KMT)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: JP Morgan and Merrill Lynch (leads), traded through JP Morgan
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 7,000,000
9. CUSIP: 489170105
10. Amount Purchased by Account/Fund: 79,720
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .0114
12. Amount Purchased as a Percentage of Account/Fund Assets: .18
13. Purchase Price of Securities (if at par, so state): $15.75
14. Commission/Spread Received by Principal Underwriters: 0.40
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A.____;
    Other (Describe) Dreyfus

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) The Boston Company Asset Management, LLC

AND
LOB Portfolio Manager Name (Print): David Daglio Signature: [signature] Date: 7/17/09

AND
LOB/CIO/COO Name (Print): John Truschel Signature: John Truschel Date: 7/17/09

AND
Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: Jennifer Cassedy Date: 7/17/09

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/8/09

Exhibit
Sub-Item 77O

Rule 10f-3 Transactions

ADVANTAGE FUNDS, INC.
DREYFUS MIDCAP VALUE FUND

On September 9, 2009, Dreyfus Midcap Value Fund, a series of Advantage Funds, Inc. (the "Fund") purchased $889,810 worth of shares of common stock of Ameren, Inc. (Ticker Symbol: AEE; CUSIP #23608102) (the "common stock") at an initial public offering price of $25.25 per share. The common stock was purchased from J.P. Morgan and Merrill Lynch, the lead members of the underwriting syndicate offering the common stock, and was traded through J.P. Morgan. BNY Mellon Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The commission/spread received by the primary underwriters was 0.75%. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Barclays Capital
J.P. Morgan
BofA Merrill Lynch
Morgan Stanley
UBS Investment Bank
Deutsche Bank Securities
Goldman, Sachs & Co.
BNP PARIBAS
BNY Mellon Capital Markets, LLC

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures at the Fund's Board meeting held on December 1, 2009.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Midcap Value Fund
2. Anticipated Purchase Date: 9/9/09
3. Total Net Assets of Account/Fund: $ 1,002,291,003.29
4. Type and Description of Security to be Purchased: Ameren Corp. (AEE)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: JP Morgan and Merrill Lynch (leads), traded through JP Morgan
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 19,000,000
9. CUSIP: 23608102
10. Amount Purchased by Account/Fund: 889,810
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .046
12. Amount Purchased as a Percentage of Account/Fund Assets: .0224
13. Purchase Price of Securities (if at par, so state): $25.25
14. Commission/Spread Received by Principal Underwriters: 0.75
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A._____

    Other (Describe) Dreyfus

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) The Boston Company Asset Management LLC

AND

LOB Portfolio Manager Name (Print): David Daglio Signature: [signature] Date: 9/20/09

AND

LOB/CIO/COO Name (Print): John Truschel Signature: John Truschel Date: 9/21/09

AND

Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: Jennifer Cassedy Date: 9/17/09

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/8/09

Exhibit
Sub-Item 77O

Rule 10f-3 Transactions

ADVANTAGE FUNDS, INC.
DREYFUS STRATEGIC VALUE FUND

On December 16, 2009, Dreyfus Strategic Value Fund, a series of Advantage Funds, Inc. (the "Fund") purchased $271,080 worth of shares of common stock of Citigroup (Ticker Symbol: C; CUSIP #172967101) (the "common stock") at an initial public offering price of $3.15 per share. The common stock was purchased from Citigroup, a member of the underwriting syndicate offering the common stock, from their account. BNY Mellon Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. The commission/spread received by the primary underwriters was 2.50%. No other member received any economic benefit. A complete list of the members of this underwriting syndicate is included herein. The following is a list of the syndicate's primary members:

BNY Mellon Capital Markets LLC
Citigroup
Morgan Stanley

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures at the Fund's Board meeting held on March 2, 2010.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: DREYFUS STRATEGIC VALUE FUND
2. Anticipated Purchase Date: 12/16/09
3. Total Net Assets of Account/Fund: $646,619,307.41
4. Type and Description of Security to be Purchased: Citigroup (C)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Citigroup
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 5396825397
9. CUSIP: 172967101
10. Amount Purchased by Account/Fund: 271080
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .005%
12. Amount Purchased as a Percentage of Account/Fund Assets: .04%
13. Purchase Price of Securities (if at par, so state): $3.15
14. Commission/Spread Received by Principal Underwriters: 2.50%
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A. ____;

    Other (Describe) Dreyfus

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) The Boston Company Asset Management, LLC

AND

LOB Portfolio Manager Name (Print): Brian Ferguson Signature: [signature] Date: as of 12/16/09

AND

LOB/CIO/COO Name (Print): John Truschel Signature: [signature] Date: as of 12/16/09

AND

Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: [signature] ________ Date: as of 12/16/09

Table of Contents

UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated December 16, 2009 govern the sale and purchase of the Common Stock. Each underwriter named below has severally agreed to purchase from Citigroup, and Citigroup has agreed to sell to each underwriter, the number of shares of Common Stock set forth opposite the name of each underwriter.

Underwriter	Number of Shares of Common Stock
Citigroup Global Markets Inc.	3,250,793,650
Morgan Stanley & Co. Incorporated	317,460,317
BNP Paribas Securities Corp.	158,730,159
ING Financial Markets LLC	158,730,159
Lloyds TSB Bank Plc	158,730,159
Barclays Capital Inc.	63,492,063
Brookfield Financial Corp.	63,492,063
Commerzbank Capital Markets Corp.	63,492,063
Deutsche Bank Securities Inc.	63,492,063
HSBC Securities (USA) Inc.	63,492,063
Banca IMI S.p.A.	63,492,063
RBS Securities Inc.	63,492,063
Raiffeisen Centrobank AG	63,492,063
Sandler O'Neill & Partners, L.P.	63,492,063
Banco Bilbao Vizcaya Argentaria, S.A.	31,746,032
Commonwealth Securities Limited	31,746,032
Calyon Securities (USA) Inc.	31,746,032
Danske Bank A/S	31,746,032
Itau USA Securities, Inc	31,746,032
Jefferies & Company, Inc.	31,746,032
Keefe, Bruyette & Woods, Inc.	31,746,032
KeyBanc Capital Markets Inc.	31,746,032
Macquarie Capital (USA) Inc.	31,746,032
RBC Capital Markets Corporation	31,746,032
Sanford C. Bernstein & Co., LLC	31,746,032
Santander Investment Securities Inc.	31,746,032
SG Americas Securities, LLC	31,746,032
UniCredit Capital Markets, Inc.	31,746,032
BNY Mellon Capital Markets, LLC	15,873,016
The Buckingham Research Group Incorporated	15,873,016
Comerica Securities, Inc.	15,873,016
Erste Group Bank AG	15,873,016
FBR Capital Markets & Co.	15,873,016
Lazard Capital Markets LLC	15,873,016
National Bank of Greece S.A.	15,873,016
NATIXIS	15,873,016
PNC Capital Markets LLC	15,873,016
Scotia Capital (USA) Inc.	15,873,016

Underwriter	Number of Shares of Common Stock
Stifel, Nicolaus & Company, Incorporated	15,873,016
SunTrust Robinson Humphrey, Inc.	15,873,016
TD Securities (USA) LLC	15,873,016
CastleOak Securities L.P.	15,873,016
Loop Capital Markets LLC	15,873,016
M. R. Beal & Company	15,873,016
Muriel Siebert & Co., Inc.	15,873,016
Samuel A. Ramirez & Company, Inc.	15,873,016
Utendahl Capital Group, LLC	15,873,016
The Williams Capital Group, L.P.	15,873,016
Collins Stewart LLC	3,174,603
Blaylock Robert Van, LLC	3,174,603
Doley Securities, LLC	3,174,603
Guzman & Company	3,174,603
SL Hare Capital, Inc.	3,174,603
Toussaint Capital Partners, LLC	3,174,603
TOTAL	5,396,825,397

Certain of the underwriters are not registered with the Securities and Exchange Commission, and such underwriters will not make any offers to U.S. persons except in compliance with applicable U.S. securities laws.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Common Stock are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the Common Stock if any is taken.

Citigroup has granted an option to the underwriters to purchase up to a total of 809,523,810 additional shares of Common Stock at the public offering price minus the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Common Stock proportionate to such underwriter's initial number of shares purchased as reflected in the table above. Any shares of Common Stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

The following table summarizes the underwriting discount to be paid by Citigroup to the underwriters in connection with its offering of Common Stock. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by Citigroup	
	No Exercise	Full Exercise
Per share	$ 0.07875	$ 0.07875
Total	$425,000,000.01	$488,750,000.05

Citigroup estimates that its total expenses for the offerings, excluding underwriting discounts, will be approximately $1.1 million.

The underwriters propose to offer part of the Common Stock directly to the public at the initial public offering price set forth above and part of the Common Stock to certain dealers at the initial public offering price less a concession of $0.04725 per share of Common Stock.

After the initial offering to the public, the public offering price and the concessions to dealers may be changed by the underwriters.

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/15/10